STOCK PLEDGE AND SECURITY AGREEMENT

                  THIS STOCK PLEDGE AND SECURITY AGREEMENT (the "Stock Pledge Agreement"), dated as of July __, 2002, is executed and delivered by RIVIERA OPERATING CORPORATION, a Nevada corporation ("Shareholder"), in favor of FOOTHILL CAPITAL CORPORATION, as Agent under the below-defined Loan Agreement ("Agent") for the benefit of the below-defined Lender Group.

                                    RECITALS

                  A. Shareholder owns 100% of the outstanding stock of each of (i) Riviera Gaming Management, Inc., a Nevada corporation ("RGM"), and
(ii) Riviera Black Hawk, Inc. ("RBH").

                  B. Pursuant to that certain Loan and Security Agreement, dated as of substantially even date herewith (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), by and among, (i) Riviera Holding Corporation, Shareholder, and RBH, as the "Borrower", (ii) RGM and Riviera Gaming Management of Colorado, Inc., as the "Guarantor", (iii) the lenders identified therein as the "Lenders", and (iv) Foothill Capital Corporation, as the "Agent", the below-defined Lender Group has agreed to extend credit to Borrower in accordance with the terms and conditions of the Loan Agreement, which credit is guarantied by Guarantor. As used herein, the term "Lender Group" means, individually and collectively, the Lenders and the Agent. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Loan Agreement.

                  C. Each of Shareholder, the other Borrowers, and the Guarantors, will derive substantial benefit from the extensions of credit by the Lender Group.

                  D. It is a condition precedent to the Lender Group's extensions of credit that Shareholder pledge 100% of its interest in each of RGM and RBH to Agent, for the benefit of the Lender Group, as security for the Obligations (as defined below).

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Shareholder hereby agrees with Agent (for the benefit of the Lender Group) as follows:

I. Definitions and Interpretation. When used in this Stock Pledge Agreement, the following terms shall have the following respective meanings:

         "Collateral" shall have the meaning given to that term in Section II hereof.

         "Colorado Gaming Authorities" shall mean the Colorado Division of Gaming, the Colorado Limited Gaming Control Commission, and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed, or operated by the Shareholder or RBH.

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         "Obligations"  shall mean (i) the payment by  Shareholder to the Lender
         Group or Agent of all "Obligations" (as such term is defined in the Loan Agreement) now or hereafter owed to the Lender Group or Agent by Shareholder in connection with the Loan Agreement, this Stock Pledge Agreement, and the other Loan Documents (the "Riviera Financing"), whether at stated maturity, by acceleration or otherwise, (ii) the performance by Shareholder of all other obligations and the discharge of all other liabilities of Shareholder to Agent of every kind and character arising from the Riviera Financing, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, joint or several or joint and several, and whether created under this Stock Pledge Agreement, the other Loan Documents or any other agreement by Shareholder in favor of or for the benefit of Agent or the Lender Group, (iii) any and all sums advanced by Agent in order to preserve the Collateral or preserve Agent's security interest in the Collateral (or the priority thereof) and (iv) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, of any proceeding for the
         collection  or   enforcement  of  any   indebtedness,   obligations  or
         liabilities owing to Agent or the Lender Group referred to above, or of any exercise by Agent (for the benefit of the Lender Group) of its
         rights  hereunder,   together  with  reasonable   attorneys'  fees  and
         disbursements and court costs.

         "RBH" means Riviera Black Hawk, Inc., a Colorado corporation.
          ---

         "RGM" means Riviera Gaming Management, Inc., a Nevada corporation.
          ---

         "Stock" shall mean all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in RGM and RBH, whether voting or non-voting, including, without limitation, common stock, preferred stock, or any other equity ownership interest in RGM and RBH.

         "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Nevada.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. To the extent the meanings given herein are inconsistent with those given in the UCC, the meanings given herein shall govern.

II.      Pledge.

                  (a) As security for the payment and performance of the Obligations (and, with respect to RBH only, subject to the receipt of all necessary gaming approvals from the Colorado Gaming Authorities), Shareholder hereby pledges, grants and assigns to Agent, for the benefit of the Lender Group, a security interest in all right, title and interests of Shareholder in and to the Stock, whether now owned or hereafter acquired (collectively, the "Shareholder's Stock"), including without limitation the Shareholder's Stock described in Exhibit A hereto, and all proceeds thereof, including, without limitation, dividends and other property received and receivable by Shareholder in connection with the Shareholder's Stock other than dividends and other distributions made by RGM and RBH which are expressly permitted by the Loan


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Agreement,  if any (the Shareholder's  Stock and such proceeds to be referred to herein collectively as the "Collateral").

                  (b) The following provisions of this Section II(b) apply solely with respect to RBH: Agent expressly acknowledges and agrees that the pledge of the Collateral to Agent (for the benefit of the Lender Group), and any restrictions on the transfer of and agreements not to encumber such Collateral set forth herein or in any other Loan Documents, will require the prior approval of the Colorado Gaming Authorities in order to become effective. Upon obtaining such approval, the foregoing pledge of the Collateral automatically shall become effective without any further action by any Person. Notwithstanding anything to the contrary contained herein or in any other Loan Document, Agent also expressly acknowledges and agrees that the provisions of this Stock Pledge Agreement, including the exercise by Agent of its rights and remedies hereunder and of the voting and consensual rights afforded it under Section V hereof, are subject to the mandatory provisions of the Gaming Laws and shall require the prior approval of the Colorado Gaming Authorities, including, without limitation, any separate prior approvals required in connection with the sale, transfer or other disposition of the Collateral.

III. Representations and Warranties. Shareholder represents and warrants to Agent, for the benefit of the Lender Group, that: (a) (with respect to RBH only, subject to the receipt of all necessary gaming approvals from the Colorado Gaming Authorities,) the execution, delivery and performance by Shareholder of this Stock Pledge Agreement are within the power of Shareholder and have been duly authorized by all necessary actions on the part of Shareholder; (b) this Stock Pledge Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid and binding obligation of Shareholder, enforceable against it in accordance with its terms, except as limited by gaming, bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity; (c) the execution, delivery and performance of this Stock Pledge Agreement do not (i) (with respect to RBH only, subject to the receipt of all necessary gaming approvals from the Colorado Gaming Authorities,) violate any requirement of law, regulation or statute, (ii) violate any provision of, or result in the breach or the acceleration of or entitle any Person to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any indenture, mortgage, lien, lease, agreement, license, instrument, guaranty, or other document to which Shareholder is a party or by which
Shareholder or its property is bound, or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of Shareholder (except such liens as may be created in favor of Agent, for the benefit of the Lender Group, pursuant to this Stock Pledge Agreement); (d) except as set forth herein, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution, delivery and performance by the Shareholder of this Stock Pledge Agreement, except such consents, approvals, orders, authorizations, registrations, declarations and filings that are so required and which have been obtained and are in full force and effect; (e) Shareholder is the sole beneficial record owner of the Collateral (or, in the case of after-acquired Collateral, at the time Shareholder acquires rights in the Collateral, will be the beneficial and, in the case of capital stock, record owner thereof) and no other Person has (or, in the case of after-acquired Collateral, at the time Shareholder acquires rights therein, will have) any right, title, claim or interest (by way of lien or otherwise) in, against or to


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the Collateral, other than applicable "Permitted Liens" (as such term is defined in the Loan Agreement); (f) all of the Collateral which are shares of capital stock are and such future Collateral will be validly issued, fully paid and nonassessable securities of RGM and RBH; (g) the Collateral includes all of the issued and outstanding shares of capital stock of RGM and RBH; (h) except for the Collateral, there are no outstanding options, warrants or other rights to subscribe for or purchase voting or non-voting capital stock of RGM or RBH, nor any notes, bonds, debentures or other evidences of indebtedness that (1) are at any time convertible into capital stock of RGM or RBH, or (2) have or at any time would have voting rights with respect to RGM or RBH; (i) upon transfer to Agent of all Collateral consisting of securities and continuous maintenance of possession thereof and upon full execution of the Intercreditor Agreement, Agent (on behalf of the Lender Group) will have a first priority perfected security interest in such Collateral, and (or in the case of all other after-acquired Collateral, at the time Shareholder acquires rights therein, will have) a first priority perfected security interest in all other Collateral, subject in Lien priority only to the Permitted Liens (if any) that are specifically entitled pursuant to applicable law, or specifically acknowledged in writing by Agent, to have priority over Agent's Liens; (j) all information heretofore, herein or hereafter supplied in writing to Agent or the Lender Group, taken as a whole, by or on behalf of Shareholder with respect to the Collateral does not contain and will not contain any untrue statements of a material fact and does not omit and will not omit to state any material fact necessary to make any information so supplied, in light of the circumstances under which they were supplied, not misleading; and (k) Shareholder's principal place of business is 2901 Las Vegas Boulevard South, Las Vegas, Nevada.

IV. Covenants. Shareholder hereby agrees: (a) to perform all acts requested by Agent that are necessary to maintain, preserve, protect and perfect the Collateral, the lien granted to Agent hereunder and the first priority of such lien, subject in Lien priority only to the Permitted Liens (if any) that are specifically entitled pursuant to applicable law, or specifically acknowledged in writing by Agent, to have priority over Agent's Liens; (b) (with respect to RBH only, subject to the receipt of all necessary gaming approvals from the Colorado Gaming Authorities,) to promptly deliver to Agent all originals of certificates and other documents, instruments and agreements evidencing the Collateral which are now held or hereafter received by Shareholder, together with such blank stock powers executed by Shareholder as Agent may request; (c) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other documents, instruments and agreements and take other actions deemed necessary, as Agent may request, to perfect, maintain and protect its lien hereunder and the priority thereof; (d) to defend its title to or Agent's interest in the Collateral; (e) to keep the Collateral free of all liens except those created hereunder and the Permitted Liens; (f) not to vote to enable, or take any other action to permit, RGM or RBH to issue any Stock except for Stock permitted to be issued by both the Loan Documents and the Indenture;
(g) to pay, and to save Agent and the Lender Group harmless from, any and all liabilities with respect to, or resulting from any delay by Shareholder in paying, any and all stamps, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Stock Pledge Agreement; and (h) not to, without the written consent of the Agent or the Lender Group, sell, dispose of or transfer (directly or indirectly) or covenant to sell, dispose of or transfer (directly or indirectly) the Collateral (unless and to the extent otherwise expressly permitted by both the Loan Documents and the Indenture).

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

V. Dividends and Voting Rights Prior to Default. Until an Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing and Agent shall have given notice to Shareholder of Agent's intent to exercise its rights pursuant to Section VI.B. below, Shareholder shall be permitted (a) to receive all dividends paid on Shareholder's Stock (other than dividends paid in additional Stock unless such additional Stock is pledged to Agent, for the benefit of the Lender Group, pursuant to this Stock Pledge Agreement) which are permitted by both the Loan Documents and the Indenture, and (b) to exercise all voting and corporate rights with respect to the Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would be reasonably likely to impair the Collateral or result in any violation of any provision of the Loan Documents.

VI.      Default and Remedies.

A. Event of Default. The occurrence of an Event of Default under the Loan Agreement (subject to such cure rights as may be expressly set forth in such Loan Agreement), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an "Event of Default" hereunder.

B. Dividends and Voting Rights. Subject to the terms of the Loan Agreement and the other Loan Documents, upon the occurrence and during the continuance of any Event of Default hereunder (and, with respect to RBH only, subject to the receipt of all necessary gaming approvals from the Colorado Gaming Authorities,) Agent may, upon notice to Shareholder, (i) notify RGM and RBH to pay all dividends on Shareholder's Stock to Agent, for the benefit of the Lender Group, receive and collect all such dividends and make application thereof to the Obligations in the manner and order set forth in Section 2.4 of the Loan Agreement, and (ii) register all of Shareholder's Stock in the name of Agent or its nominee, for the benefit of the Lender Group, and Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to Shareholder's Stock at any meeting of shareholders of RGM and RBH or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to Shareholder's Stock as if it were the absolute owner thereof (including, without limitation, after Agent has commenced to exercise remedies (or such remedies are deemed commenced) under the Loan Documents, the right to exchange at its discretion any and all of Shareholder's Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of RGM or RBH, or upon the exercise by Shareholder or Agent of any right, privilege or option pertaining to Shareholder's Stock, and in connection therewith, the right to deposit and deliver any and all of Shareholder's Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Agent shall have no duty to Shareholder to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Promptly after the waiver or cure of the Event of Default giving rise to Agent's election under this Section VI.B., Agent shall notify Shareholder, RGM and RBH of such waiver or cure and for so long as no subsequent continuing Event of Default exists, Shareholder shall have all rights as a shareholder it had prior to the occurrence of such Event of Default, the Shareholder's Stock shall (at the sole expense of Borrower) again


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be registered in the name of  Shareholder,  and RGM and RBH shall again make all payments and distributions with respect to Shareholder's Stock to Shareholder (subject to the express limitations of this Stock Pledge Agreement and the other Loan Documents).

C. Additional Remedies. Subject to the terms of the Loan Agreement and the other Collateral Documents, upon the occurrence and during the continuance of an Event of Default, (and, with respect to RBH only, subject to the receipt of all necessary gaming approvals from the Colorado Gaming Authorities,) Agent may exercise, in addition to all other rights and remedies granted in this Stock Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, any and all rights and remedies at law, including, without limitation, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind to or upon Shareholder, RGM, RBH or any other Person (except notice of time and place of sale and any other notice required by law and any notice expressly required herein or in any other Loan Document), forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. The Lender Group shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Shareholder, which right or equity is hereby waived and released. The Lender Group shall apply any proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Agent hereunder, including, without limitation, attorneys' fees and disbursements of counsel to Agent, to the payment in whole or in part of the Obligations, in such order as specified by the Loan Agreement, and only after such application and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to Shareholder. To the extent permitted by applicable law, Shareholder waives all claims, damages and demands it may acquire against any Indemnified Person (as such term is defined in Section 11.3 of the Loan Agreement) arising out of the exercise by it of any rights hereunder except, with respect to any Indemnified Person, to the extent such claims, damages and demands are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before the earliest time of sale or disposition set forth in the notice; no notice needs to be given prior to the sale or disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market.

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

VII. Limitation on Duties Regarding Collateral. Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Agent deals with similar securities and property for its own account and as would be dealt by a prudent person in the reasonable administration of its affairs. Neither Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Shareholder or otherwise. Notwithstanding the foregoing, nothing contained herein shall be deemed a waiver or release of the provisions of Sections 11.2 and 16 of the Loan Agreement.

VIII. Colorado Gaming Law. The following provisions of this Section VIII apply solely with respect to RBH: This agreement will be governed by the Colorado Limited Gaming Act of 1991, as amended, with respect to the Stock of RBH. Without limiting the generality of the foregoing, the parties agree that:

A. approval of the pledge of the Stock of RBH provided for herein is within the discretion of the Colorado Gaming Authorities (as defined herein);

B.  Notwithstanding any approval by the Colorado Gaming Authorities  pursuant to
Section VIII(A), other approvals of the Gaming Authorities may, and in some cases will, be required before certain transactions relating to this Agreement may occur, including but not limited to the following:

         1. any re-registration or action similar to re-registration of the Stock (or any distribution in respect of, in addition to, in substitution of, or in exchange for, the Stock or any part thereof);

         2. any foreclosure, sale, transfer or other disposition of the Stock; and

         3. the payment or receipt of any money or other thing of value constituting any part of the consideration for the transfer or acquisition of the Stock.

IX. Termination. This Stock Pledge Agreement shall terminate upon the payment in full in cash of all Obligations and the irrevocable termination of all commitments of the Lender Group to extend credit to Borrower under the Loan Documents, and, subject to the Intercreditor Agreement, Agent shall promptly thereafter deliver the Stock certificates held by it hereunder to Shareholder and, at Shareholder's expense, execute and deliver to Shareholder such documents as Shareholder shall reasonably request to evidence such termination.

X. Power of Attorney. Shareholder hereby appoints and constitutes Agent as Shareholder's attorney-in-fact for purposes of, at any time while an Event of Default exists, (a) collecting any Collateral, (b) conveying any item of Collateral to any purchaser thereof, and (c) making any payments or taking any acts under Section VI hereof. Agent's authority hereunder shall include, without limitation, upon the occurrence and during the continuance of an Event of Default (and, with respect to RBH only, subject to the receipt of all necessary gaming approvals from the Colorado Gaming Authorities): the authority to endorse


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

and negotiate, for the Lender Group's own account, any checks or instruments in the name of Agent; to execute or receipt for any document, to transfer title to any item of Collateral; and to take any other actions necessary or incident to the powers granted to Agent or the Lender Group in this Stock Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by Shareholder.

XI.      Miscellaneous.

A. Notices. Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing and shall be governed by the provisions contained in the Loan Agreement.

B. Nonwaiver. No failure or delay on Agent's or the Lender Group's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

C. Amendments and Waivers. This Stock Pledge Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the party or parties against which enforcement thereof is sought.

Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

D. Assignment. This Stock Pledge Agreement shall be binding upon inure to the benefit of Agent, the Lender Group, and Shareholder and their respective successors and assigns; provided, however, that Shareholder may not assign its rights or delegate its duties hereunder without the prior written consent of Agent or the Lender Group. To the extent permitted in the Loan Agreement (and, solely with respect to RBH, subject to the receipt of all necessary gaming approvals from the Colorado Gaming Authorities), Agent may assign or otherwise transfer all or any part of its interest under this Stock Pledge Agreement, upon notice to Shareholder. Agent may disclose this Stock Pledge Agreement and any financial or other information relating to Shareholder to any potential assignee or participant.

E. Cumulative Rights, etc. The rights, powers and remedies of Agent and the Lender Group under this Stock Pledge Agreement shall be in addition to all rights, powers and remedies given to Agent and the Lender Group by virtue of the Loan Agreement or any other Loan Document, any applicable governmental rule or regulation or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Agent's Lien in the Collateral. Shareholder waives any right to require Agent or the Lender Group to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Agent's or the Lender Group's power.

F. Governing Law. This Stock Pledge Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of CALIFORNIA, except to the extent that the perfection and enforcement of the security interests hereunder in respect of any particular collateral are governed by the laws of another jurisdiction.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, Shareholder has caused this Stock Pledge and Security Agreement to be executed and delivered in favor of Agent (for the benefit of the Lender Group) as of the day and year first above written.

                      SHAREHOLDER:

                      RIVIERA OPERATING CORPORATION, a Nevada corporation



                      By:
                          -------------------------------------------------

                      Name:
                           ------------------------------------------------

                      Title:
                            -----------------------------------------------




                                Signature Page

                               ACKNOWLEDGMENT AND
                                 CONSENT OF RGM

                  Riviera Gaming Management, Inc., a Nevada corporation ("RGM"), hereby acknowledges receipt of a copy of the above Stock Pledge and Security Agreement, agrees to be bound by and comply with the terms thereof, including, without limitation, Section VI thereof and agrees to perform all covenants and obligations therein which, by their terms are to be performed by RGM.

                      RIVIERA GAMING MANAGEMENT, INC., a Nevada corporation



                      By:
                          -------------------------------------------------

                      Name:
                           ------------------------------------------------

                      Title:
                            -----------------------------------------------



                               ACKNOWLEDGMENT AND
                                 CONSENT OF RBH

                  Riviera Black Hawk, Inc., a Colorado corporation ("RBH"), hereby acknowledges receipt of a copy of the above Stock Pledge and Security Agreement, agrees to be bound by and comply with the terms thereof, including, without limitation, Section VI thereof and agrees to perform all covenants and obligations therein which, by their terms are to be performed by RBH.

                    RIVIERA BLACK HAWK, INC.,
                    a Colorado corporation



                    By:
                        -------------------------------------------------

                    Name:
                         ------------------------------------------------

                    Title:
                          -----------------------------------------------






                                Acknowledgement & Consent of RGM & RBH

                                   EXHIBIT "A"

                       DESCRIPTION OF SHAREHOLDER'S STOCK

                                                                Percentage of
 Issuer     Class of Stock   Certificate No.  No. of Shares   Outstanding Shares
 ------     --------------  ---------------   -------------  ------------------
Riviera Gaming    Common           1              10,000              100%
Management, Inc.

Riviera Black     Common           1               1,000               100%
Hawk, Inc.





                                        Exhibit A

                                STOCK ASSIGNMENT

                            SEPARATE FROM CERTIFICATE


For Value Received, the undersigned, RIVIERA OPERATING CORPORATION, a Nevada corporation, hereby sells, assigns
and       transfers       unto       ________________________________________
==============================================================================
___________________(____________________)          Shares         of         the
_________________________ Capital Stock of Riviera Gaming Management, Inc. standing in his/her/its name on the books of the within named Company, represented by Certificate(s) No. ___________________________ herewith, and do
hereby           irrevocably           constitute           and          appoint
_______________________________________  attorney to transfer  the said stock on the books of the within named Company with full power of substitution in the premises.


                           RIVIERA OPERATING CORPORATION, a Nevada corporation


                                 By______________________________
                                 Title____________________________






                                Stock Power

                                STOCK ASSIGNMENT

                            SEPARATE FROM CERTIFICATE

SUBJECT TO THE RECEIPT OF ALL NECESSARY GAMING APPROVALS FROM THE COLORADO GAMING AUTHORITIES
For Value Received, the undersigned, RIVIERA OPERATING CORPORATION, a Nevada corporation, hereby sells, assigns
and       transfers       unto       ________________________________________
==============================================================================
___________________(____________________)          Shares         of         the
_________________________ Capital Stock of Riviera Black Hawk, Inc. standing in his/her/its name on the books of the within named Company, represented by Certificate(s) No. ___________________________ herewith, and do hereby irrevocably constitute and appoint _______________________________________
attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.


                           RIVIERA OPERATING CORPORATION, a Nevada corporation


                                By______________________________
                                Title____________________________








                              Stock Power